Exhibit 1.1

Atlantic City Electric Company

Bond Purchase Agreement

Dated as of December 1, 2015

$150,000,000

First Mortgage Bonds, 3.50% Series due December 1, 2025

Table of Contents

(Not a part of the Agreement)

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Schedule A	—	Information Relating to Purchasers

Schedule B	—	Defined Terms

Schedule 5.3	—	Disclosure Documents

Exhibit A	—	Form of Supplemental Indenture

Exhibit 4.4(a)	—	Opinions of General Counsel of the Company

Exhibit 4.4(b)	—	Opinions of Ballard Spahr LLP, Special Counsel for the Company

Exhibit 4.4(c)	—	Opinions of Covington & Burling LLP, Special Counsel for the Company

Exhibit 4.4(d)	—	Opinions of Hunton & Williams LLP, Special Counsel for the Purchasers

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Atlantic City Electric Company

500 North Wakefield Drive, 2nd Floor

Newark, Delaware 19702

$150,000,000

First Mortgage Bonds, 3.50% Series due December 1, 2025

Dated December 1, 2015

To the Purchasers Listed in

the Attached Schedule A:

Ladies and Gentlemen:

Atlantic City Electric Company, a New Jersey corporation (the “Company”), agrees with the institutional investors listed in the attached Schedule A (the “Purchasers”) to this Bond Purchase Agreement (this “Agreement”) as follows:

SECTION 1.     Authorization of Bonds.

The Company will authorize the issue and sale of $150,000,000 aggregate principal amount of its First Mortgage Bonds, 3.50% Series due December 1, 2025 (the “Bonds”). The Bonds will be issued under and in accordance with the Mortgage and Deed of Trust, dated as of January 15, 1937, from the Company to The Bank of New York Mellon (formerly Irving Trust Company), as trustee (the “Trustee”), as amended and supplemented by various instruments including that certain Indenture Supplemental to the Mortgage and Deed of Trust, dated as of December 1, 2015 (the “Supplemental Indenture”), establishing the terms of the Bonds, such Mortgage and Deed of Trust, as so amended and supplemented, being hereinafter called the “Mortgage”. The Supplemental Indenture shall be substantially in the form set out in Exhibit A hereto, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used herein shall have the meaning ascribed to such terms in the Mortgage unless otherwise defined in Schedule B to this Agreement or the context hereof shall otherwise require.

SECTION 2.     Sale and Purchase of Bonds.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Bonds in the principal amount specified opposite such Purchaser’s name in Schedule A to this Agreement at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or non-performance by any other Purchaser hereunder.

SECTION 3.     Closing.

The sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Covington & Burling LLP at One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001, 10:00

a.m., Eastern time, at a closing (the “Closing”) on December 8, 2015 or on such earlier Business Day as the Company may designate upon five Business Days’ prior notice to the Purchasers. At the Closing, the Company shall cause to be duly executed, authenticated and delivered to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds to the account specified by the Company in accordance with Section 4.13. If at the Closing the Company shall fail to tender such Bonds to a Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to a Purchaser’s reasonable satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4.     Conditions to Closing.

The obligation of each Purchaser to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s reasonable satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.       Representations and Warranties.     The representations and warranties of the Company in this Agreement and the other Bond Documents to which the Company is party shall be correct when made and at the time of the Closing.

Section 4.2.       Performance; No Default.     The Company shall have performed and complied with all agreements and conditions contained in this Agreement and each other Bond Document to which it is party required to be performed or complied with by it prior to or at the Closing. From the date of this Agreement until the Closing, the Company shall comply with the provisions of the Mortgage relating to the Bonds, including those referenced in Sections 9 and 10 herein. From the date of this Agreement until the Closing, before and after giving effect to the issue and sale of the Bonds (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3.       Compliance Certificates.

(a)       Officer’s Certificate.     The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.8 have been fulfilled.

(b)       Secretary’s Certificate.     The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds, this Agreement and the other Bond Documents to which it is party.

Section 4.4.      Opinions of Counsel.     Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a) from Kevin C. Fitzgerald, Esq., General Counsel of the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), (b) from Ballard Spahr LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(b) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), (c) from Covington & Burling LLP, special counsel for the Company, covering the matters set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser), and (d) from Hunton & Williams LLP, special counsel for the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(d) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.      Purchase Permitted By Applicable Law, Etc.     On the date of the Closing the purchase of Bonds by each Purchaser shall (i) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof (excluding any of the foregoing which are of general application to the business of a Purchaser). If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.      Related Transactions.     The Company shall have consummated the sale of the entire principal amount of the Bonds scheduled to be sold on the date of the Closing to the Purchasers pursuant to this Agreement; provided that if the condition set forth in this Section 4.6 is not satisfied as a result of the failure of any Purchaser to purchase any Bonds that it is obligated to purchase under this Agreement, then another Institutional Investor approved by the Company may purchase the Bonds scheduled to be purchased by the defaulting Purchaser on the date of the Closing and any such purchase shall be deemed to satisfy the requirement of this Section 4.6.

Section 4.7.      Private Placement Number.    A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the securities valuation office of the National Association of Insurance Commissioners) shall have been obtained for the Bonds.

Section 4.8.      Changes in Corporate Structure.     The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 5.5.

Section 4.9.      Supplemental Indenture.     The Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee.

Section 4.10.     Execution, Authentication and Delivery of Bonds.     The Bond or Bonds to be purchased by each Purchaser shall have been duly authorized and executed by the Company, duly authenticated and delivered by the Trustee and duly delivered by the Company to each such Purchaser.

Section 4.11.     Recording and Filing.     At the Closing, the Mortgage (except for the Supplemental Indenture) will have been duly recorded, and the Supplemental Indenture will have been duly filed for recordation as a mortgage of real estate, in the only counties in which any real property subject to the lien of the Mortgage is located, and all requisite steps will have been taken to perfect the security interest of the Mortgage in the personal property of the Company; and at the Closing, all taxes and recording and filing fees required to be paid with respect to the execution, recording or filing of the Mortgage, the filing of financing statements and similar documents and the issuance of the Bonds will have been paid.

Section 4.12.     Approvals.     The Company shall have furnished to such Purchaser and such Purchaser’s special counsel true and correct copies of all certificates, approvals, authorization and consents necessary for the execution, delivery or performance by the Company of this Agreement and the other Bond Documents and for the issuance and sale of the Bonds including, without limitation, the consents and approvals referred to in Section 5.7 of this Agreement and in the Mortgage, if any.

Section 4.13.     Funding Instructions.     At least three Business Days prior to the date of the Closing, the Purchasers shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of the purchase price of the Bonds and setting forth (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Bonds is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.

Section 4.14.     Proceedings and Documents.     All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and such Purchaser’s special counsel, and such Purchaser and such Purchaser’s special counsel shall have received all such counterpart originals or certified or other copies of such documents, and any such certificate of a Responsible Officer of the Company as to the matters contemplated herein, as such Purchaser or such Purchaser’s special counsel reasonably may request.

SECTION 5.     Representations and Warranties of the Company.

The Company represents and warrants to you as of the date hereof that:

Section 5.1.      Organization; Power and Authority.     The Company is a corporation duly organized and validly existing under the laws of the State of New Jersey, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Bonds and any other Bond Document and to perform the provisions hereof and thereof.

Section 5.2.      Authorization, Etc.; Matters Relating to the Mortgage.     (a) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)       The Mortgage has been duly authorized by the Company; the Mortgage (excluding the Supplemental Indenture) has been, and, at the Closing, the Mortgage will be, duly executed and delivered by the Company; and the Mortgage (excluding the Supplemental Indenture) constitutes, and, at the Closing, the Mortgage will constitute, the valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Mortgage.

(c)       The Bonds have been duly authorized by the Company and, at the Closing, will have been duly executed by the Company; and, when the Bonds have been (i) authenticated and delivered by the Trustee under the Mortgage and (ii) issued and delivered by the Company against payment of the purchase price therefor as provided in this Agreement, the Bonds will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Mortgage ratably with all other securities outstanding thereunder.

(d)       The Mortgage (excluding the Supplemental Indenture) constitutes, and at the Closing the Mortgage will constitute, a valid first lien upon and security interest in the interest held by the Company in its property covered by the Mortgage, subject to no mortgage, pledge, lien, security interest, charge or other encumbrance of any kind (collectively, “Liens”) prior to the lien of the Mortgage except “excepted encumbrances” (as defined in the Mortgage) and other Liens permitted by the Mortgage and to such other matters as do not materially affect the security for the Bonds. The Mortgage (excluding the Supplemental Indenture) by its terms effectively subjects, and at and after the Closing the Mortgage by its terms will effectively subject, to the lien thereof all property (except property of the kinds specifically excepted from the lien of the Mortgage) acquired by the Company after the date of the execution and delivery of the Mortgage, subject to no Lien prior to the lien of the Mortgage except (i) “excepted encumbrances” (as defined in the Mortgage), (ii) any Lien thereon existing at the time of such acquisition, (iii) any Lien for unpaid portions of the purchase price thereof placed thereon at the time of such acquisition, (iv) with respect to real property, any Lien placed thereon following the acquisition thereof by the Company and prior to the recording and filing of a supplemental indenture or other instrument specifically describing such real property, (v) as otherwise provided in Article XV of the Mortgage, (vi) except for possible claims in bankruptcy and possible claims for taxes and (vii) such other matters as would not materially affect the security for the Bonds.

Section 5.3.       Disclosure.    The Private Placement Memorandum, dated November 2015 (the “Memorandum”), relating to the transactions contemplated hereby and the Exchange Act Reports (including the financial statements included therein) and the other documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3 (collectively, the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Other than as set forth in the Disclosure Documents, since December 31, 2014, there has been no change in the financial condition, results of operations, or business of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.      Subsidiaries.     The Company does not have any Subsidiary which if combined with all other Subsidiaries of the Company would constitute a Significant Subsidiary.

Section 5.5.      Financial Statements; Independent Auditors.     (a) All of the financial statements (including in each case the related schedules and notes) contained in the Disclosure Documents fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates of such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

(b)       PricewaterhouseCoopers LLP, which audited the financial statements and financial statement schedules included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, has advised the Company that it is an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Exchange Act.

Section 5.6.       Compliance with Laws, Other Instruments, Etc.     The execution, delivery and performance by the Company of this Agreement, the Bonds and any other Bond Document to which the Company is party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Lien of the Mortgage) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, except for such contraventions, breaches, defaults or Liens as would not result in a Material Adverse Effect, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.

Section 5.7.       Governmental Authorizations, Etc.    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or any other Bond Document to which the Company is party, or for the issuance and sale of the Bonds, other than (i) the order of the New Jersey Board of Public Utilities (a) which is final and not subject to appeal and (b) with all terms and conditions contained in which the Company has complied and (ii) as may be required under state securities laws.

Section 5.8.       Litigation; Observance of Agreements, Statutes and Orders.     (a) Except as disclosed in the Disclosure Documents, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(b)      Except as disclosed in the Disclosure Documents, the Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, is not in default under any term of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and is not in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.9.      Taxes.    The Company has filed all state and federal tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon the properties, assets, income or franchises of the Company, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. All necessary charges, accruals and reserves have been established in accordance with GAAP on the books of the Company in respect of federal and state taxes. The federal income tax liability of the Company has been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2002 subject to adjustment to the extent of any net operating or other loss or credit carrybacks from subsequent years.

Section 5.10.     Title to Property; Leases.     (a) The Company has good and marketable title to all real property owned by the Company and described in the Mortgage as subject to the lien thereof, and good title to all other property owned by the Company and so described as subject to such lien, in each case, subject only to such exceptions, defects and qualifications as do not (i) affect the value of any such properties that are Material in any Material respect or (ii) affect the use made or proposed to be made of such properties by the Company in any Material respect; and the descriptions of all such property contained in the Mortgage are correct and adequate for purposes of the lien purported to be created by the Mortgage.

(b)      All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.     Licenses, Permits, Etc.

(a)       The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known Material conflict with the rights of others.

(b)       To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

(c)       To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.

Section 5.12.    Compliance with ERISA.    (a) The PHI Plan is in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA (other than to fund or pay benefits and Pension Benefit Guaranty Corporation premiums under employee benefit plans) or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)       The present value of the aggregate benefit liabilities under the PHI Plan, determined as of the end of the PHI Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in the PHI Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of the PHI Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.

(c)        The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)       The Company is not an entity deemed to hold “plan assets” within the meaning of 29 CFR 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA.

(e)       The PHI Plan is the only Defined Benefit Plan of the Company or its ERISA Affiliates.

Section 5.13.     Private Offering by the Company.   Neither the Company nor anyone acting on its behalf has offered the Bonds (or any other debt securities the offering of which would be integrated pursuant to the integration principles under Section 4(a)(2) of the Securities Act) for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than 70 or fewer Institutional Investors (including the Purchasers), each of which has been offered the Bonds at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the offer or sale of the Bonds to the registration requirements of Section 5 of the Securities Act.

Section 5.14.      Use of Proceeds; Margin Regulations.     The Company intends to apply the proceeds of the sale of the Bonds to repay existing Indebtedness and for general corporate purposes, as disclosed in the Memorandum. No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section 5.14, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in Regulation U.

Section 5.15.      Existing Indebtedness; Future Liens.     (a) The Company’s Form 10-K for the fiscal year ended December 31, 2014 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of December 31, 2014 prepared in accordance with GAAP, since which date there has been no Material increase in the amount of the Indebtedness of the Company (excluding commercial paper and Indebtedness issued for the purpose of refunding obligations of the Company outstanding on December 31, 2014). The Company is not in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)       The Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Mortgage.

(c)       Except for that certain Second Amended and Restated Credit Agreement, dated as of August 1, 2011, as amended, among Pepco Holdings, Inc., Potomac Electric Power Company, Delmarva Power & Light Company and the Company, the financial institutions named therein and Wells Fargo Bank, National Association, as administrative agent, the Company is not a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company.

Section 5.16.     Foreign Assets Control Regulations, Etc.      (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person or foreign country or regime with which U.S. Persons may not engage in unlicensed dealings pursuant to any sanctions administered by OFAC, ((iii) otherwise blocked or subject to sanctions that prohibit unlicensed dealings with them by U.S. Persons under any other economic sanctions administered and enforced by the United States (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).

(b)       To the Company’s knowledge, no part of the proceeds from the sale of the Bonds hereunder will be used by the Company or any Controlled Entity, directly or indirectly, to finance any operations, investments or activities in, or make any payments to, any Blocked Person.

(c)       Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or U.S. Economic Sanctions.

(d)       Neither the Company nor any Controlled Entity has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act.

Section 5.17.     Status under Certain Statutes.   The Company is not an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, and is subject to the Public Utility Holding Company Act of 2005, as amended, and the Federal Power Act, as amended.

Section 5.18.       Environmental Matters.     Except as described in the Disclosure Documents and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) the Company is not in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there are no pending, or to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company and (D) to the knowledge of the Company, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company relating to Hazardous Materials or Environmental Laws.

Section 5.19.       Internal Controls.     (a) The Company has established and maintains the following:

(i)     a system of “internal accounting controls” as contemplated in Section 13(b)(2)(B) of the Exchange Act (“Accounting Controls”);

(ii)     “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Exchange Act (“Disclosure Controls”); and

(iii)     “internal control over financial reporting” as such term is defined in Rule 13a-15(f) under the Exchange Act (the “Reporting Controls” and, together with the Accounting Controls and the Disclosure Controls, the “Internal Controls”);

(b)        The Internal Controls are evaluated by the Company in accordance with Rule 13a-15 under the Exchange Act;

(c)        Based on the most recent evaluations of the Accounting Controls by the Company, the Accounting Controls perform the functions for which they were established in all material respects;

(d)        As of the most recent date as of which the effectiveness of the design and operation of the Disclosure Controls were evaluated by the Company, the Disclosure Controls were effective to provide reasonable assurance that material information relating to the Company and its Subsidiaries that is required to be disclosed in reports filed with, or submitted to, the SEC under the Exchange Act (I) is recorded, processed, summarized and reported within the time periods specified by the SEC rules and forms and (II) is accumulated and communicated to the Company’s management, including its chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure;

(e)        As of December 31, 2014, the Reporting Controls were effective based on criteria established in Internal Control–Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission; and

(f)        Since the respective dates as of which the Internal Controls were last evaluated, nothing has come to the attention of the Company that has caused the Company to conclude that (I) the Accounting Controls do not perform the functions for which they were established in all material respects or (II) the Disclosure Controls or the Reporting Controls are not effective (within the meaning of the evaluation standards identified above).

Section 5.20.   Compliance with Sarbanes-Oxley.    The Company is in compliance in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC that have been adopted thereunder, all to the extent that such Act and such rules and regulations are in effect and applicable to the Company.

SECTION 6.     Representations of the Purchasers.

Section 6.1.     Purchase for Investment.     Each Purchaser severally represents that it is a “qualified institutional buyer” as defined by Rule 144A under the Securities Act or an institutional “accredited investor” as defined by Rule 501(a) under the Securities Act and is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds.

Section 6.2.     Source of Funds.     Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:

(a)      the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)      the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)     the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)     the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)     the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)     the Source is a governmental plan; or

(g)     the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)     the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.     Information as to Company.

Reference is made to the Form of Bond attached to the Form of Supplemental Indenture included in Exhibit A hereto, for provisions relating to information and visitation rights of the holders of the Bonds.

SECTION 8.     Payment and Prepayment of the Bonds

Reference is made to the Form of Bond attached to the Form of Supplemental Indenture included in Exhibit A hereto, for provisions relating to the payment and prepayment of the Bonds.

SECTION 9.     Affirmative Covenants

Reference is made to Articles VIII and VIIIA of the Mortgage for covenants of the Company.

SECTION 10.  Negative Covenants

Reference is made to Article XV of the Mortgage for a negative covenant of the Company.

SECTION 11.  Events of Default

Reference is made to Section 65 of the Mortgage for Events of Default.

SECTION 12.  Remedies on Default, Etc.

Reference is made to Sections 65 through 82 of the Mortgage for remedies upon Events of Default and other related provisions.

SECTION 13.  Registration; Exchange; Substitution of Bonds

Reference is made to Sections 12, 13, 15 and 16 of the Mortgage for provisions relating to the registration, exchange and substitution of Bonds.

SECTION 14.  Payments on Bonds.

Section 14.1.     Place of Payment.     Payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Bonds shall be made in accordance with the terms and provisions of the Mortgage.

Section 14.2.     Home Office Payment.     So long as you or your nominee shall be the holder of any Bond and you or your nominee shall have given written notice to the Trustee requesting that the provisions of this Section 14.2 apply (such notice hereby given in Schedule A to this Agreement), and notwithstanding anything contained in Section 14.1, the Company will pay all sums becoming due on such Bond for principal, premium, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method (reasonably acceptable to the Trustee) or at such other address as you shall have from time to time specified to the Trustee in writing for such purpose, without the presentation or surrender of such Bond. You hereby agree that (i) before any sale or other transfer by you or your nominee of any Bond in respect of which any principal payments or prepayments have been made in the manner provided in this Section 14.2, you or your nominee, respectively, will present such Bond to the Trustee in exchange for a new Bond or Bonds and in a principal amount equal to the unpaid principal amount of such Bond and (ii) promptly following payment in full of any Bond thereby, you, your nominee or subsequent Institutional Investor will promptly surrender such Bond to the Trustee for cancellation. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by you under this Agreement and that has made the same agreement relating to such Bond as you have made in this Section 14.2. Upon receiving payment as specified above without the presentation or surrender of any Bond, you, your nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with your, your nominee’s or such subsequent Institutional Investor’s failure to comply with the provisions of this Section 14.2, including the costs of defending itself in connection therewith, such indemnity to survive the payment of such Bond and any resignation or removal of the Trustee. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14.2 as though it were a party to this Agreement.

SECTION 15.  Expenses, Etc.

Section 15.1.     Transaction Expenses.   (a) Whether or not the transactions contemplated hereby are consummated, the Company will pay (and indemnify the Purchasers for) all reasonable costs and expenses (including reasonable attorneys’ fees of a single special counsel hired by the Purchasers) incurred by the Purchasers, in connection with such transactions (including in connection with the filing or recordation of all financing statements and instruments as may be required by the Purchasers or the Trustee in connection with this Agreement or any Bond Document, or any amendment thereto, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith). The Company will pay, and will save each Purchaser harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers). The Company agrees to save harmless and indemnify each Purchaser from and against any liability resulting from the failure to reimburse such Purchaser for any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by such Purchaser in connection with this Agreement which are required by the terms of this Agreement to be paid or reimbursed by the Company.

Section 15.2.     Survival.   The obligations of the Company under this Section 15 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement, the Bonds or any other Bond Document, and the termination of this Agreement.

SECTION 16.  Survival of Representations and Warranties; Entire Agreement.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Bonds and the other Bond Documents, the purchase or transfer by you of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of you or any other holder of a Bond. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the other Bond Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Bonds and the other Bond Documents embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.  Amendment and Waiver.

Section 17.1.     Requirements.     In addition to and not in limitation of any rights of a holder of a Security to amend or waive any provision of the Mortgage, or consent to an amendment or waiver thereof, this Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Bond at the time outstanding affected thereby amend any of Sections 17 or 20.

Section 17.2.     Solicitation of Holders of Bonds.

(a)       Solicitation.   The Company will provide each holder of the Bonds (and, until the Closing provided for in Section 3, each Purchaser)(irrespective of the amount of Bonds then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required as set forth in Article XVIII of the Mortgage, to enable such holder (and Purchaser, if applicable) to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Bond Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder (and Purchaser, if applicable) of outstanding Bonds promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders (and Purchasers, if applicable) of Bonds.

(b)       Payment.   The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Bonds (and, until the Closing provided for in Section 3, each Purchaser) as consideration for or as an inducement to the entering into by any holder (and Purchaser, if applicable) of Bonds or any waiver or, amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder (and Purchaser, if applicable) of Bonds then outstanding even if such holder (or Purchaser, if applicable) did not consent to such waiver or amendment.

Section 17.3.     Binding Effect, Etc.     Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Bonds and is binding upon them and upon each future holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any Purchaser or holder of any Bond nor any delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any Purchaser or holder of such Bond. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.     Governing Documents.     Anything in this Agreement to the contrary notwithstanding, any amendment, supplement or other modification of or to the Bonds, the Supplemental Indenture and/or the Mortgage, or any waiver of any covenant or other obligation thereunder or of any Default or Event of Default, and the effect of any thereof, shall be governed solely by the provisions of the Mortgage.

SECTION 18.  Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges paid by the sender). Any such notice must be sent:

(i)        if to you or your nominee, to you or it at the address specified for such communications in Schedule A to this Agreement, or at such other address as you or it shall have specified to the Company in a notice that satisfies the requirements of this Section 18,

(ii)        if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in a notice that satisfies the requirements of this Section 18, or

(iii)       if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Treasurer (Fax No. (302) 429-3188), with a copy to c/o Pepco Holdings, Inc., 701 Ninth Street, N.W., Washington, D.C. 20068 (Fax No. (202) 331-6659), attention of Secretary, or at such other address as the Company shall have specified to the holder of each Bond in a notice that satisfies the requirements of this Section 18.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.  Reproduction of Documents.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, electronic, digital or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.  Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to you by or on behalf of the Company, Pepco Holdings, Inc. or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Bond Documents that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company, Pepco Holdings, Inc. or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company, Pepco Holdings, Inc. or any Subsidiary or (d) constitutes financial statements delivered to you that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Bonds), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information in accordance with the terms of this Section 20, (iii) any other holder of any Bond or the Trustee, (iv) any Institutional Investor to which you sell or offer to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any federal or state regulatory authority having jurisdiction over you, (vi) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (vii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Bonds, this Agreement or the other Bond Documents. Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21.  Miscellaneous.

Section 21.1.     Successors and Assigns.     All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not.

Section 21.2.     Severability.      Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 21.3.     Construction.     Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 21.4.     Counterparts.     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 21.5.     Governing Law.     This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 21.6.     Jurisdiction and Process; Waiver of Jury Trial.     (a) Each of the Company and each holder of a Bond irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, but excluding the Bonds or the other Bond Documents. To the fullest extent permitted by applicable law, each of the Company and each holder of a Bond irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)       The Company consents to process being served by or on behalf of any holder of Bonds, and each holder of a Bond consents to process being served by or on behalf of the Company, in any suit, action or proceeding of the nature referred to in Section 21.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such Person shall then have been notified pursuant to said Section. The Company and each holder of a Bond agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)       Nothing in this Section 21.6 shall affect the right of the Company or any holder of a Bond to serve process in any manner permitted by law, or limit any right that the Company or the holders of any of the Bonds may have to bring proceedings against the other in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)       THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE BONDS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

(e)       Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21.6 as though it were a party to this Agreement.

The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

Very truly yours,

Atlantic City Electric Company

By:	/s/ David M. Velazquez
	Name:	David M. Velazquez
	Title:	President and Chief Executive Officer

The foregoing is hereby agreed
to as of the date thereof.

American Republic Insurance Company
Blue Cross and Blue Shield of Florida, Inc.
Minnesota Life Insurance Company
Polish National Alliance of the U.S. of N.A.
Western Fraternal Life Association

By: Advantus Capital Management, Inc.

By:	/s/ John Leiviska
	Name:	John Leiviska
	Title:	Vice President

The foregoing is hereby agreed
to as of the date thereof.

AXA Equitable Life Insurance Company

By:	/s/ Amy Judd
Name: Amy Judd
Title: Investment Officer

The foregoing is hereby agreed
to as of the date thereof.

Country Life Insurance Company

By:	/s/ John Jacobs
	Name:	John Jacobs
	Title:	Director, Fixed Income

The foregoing is hereby agreed
to as of the date thereof.

CMFG Life Insurance Company

By:	MEMBERS Capital Advisors, Inc.
acting as Investment Advisor

	By:	/s/ Allen R. Cantrell
Name: Allen R. Cantrell
Title: Managing Director, Investments

The foregoing is hereby agreed
to as of the date thereof.

Great-West Life & Annuity Insurance Company

By:	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Assistant Vice President, Investments

By:	/s/ Ward Argust
	Name:	Ward Argust
	Title:	Assistant Vice President, Investments

The foregoing is hereby agreed
to as of the date thereof.

The Canada Life Insurance Company

By:	/s/ Tad Anderson
	Name:	Tad Anderson
	Title:	Assistant Vice President, Investments

By:	/s/ Ward Argust
	Name:	Ward Argust
	Title:	Assistant Vice President, Investments

The foregoing is hereby agreed
to as of the date thereof.

The Guardian Life Insurance Company of
America

By:	/s/ Gwendolyn S. Foster
Name: Gwendolyn S. Foster
Title: Senior Director

The foregoing is hereby agreed
to as of the date thereof.

Metropolitan Life Insurance Company
Metlife Insurance Company USA

By: Metropolitan Life Insurance Company, its Investment Manager

By:	/s/ John Willis
Name:	John Willis
Title:	Managing Director

The foregoing is hereby agreed
to as of the date thereof.

American United Life Insurance Company

By:	/s/ Steven T. Holland
Name: Steven T. Holland
Title: Vice President

The foregoing is hereby agreed
to as of the date thereof.

The State Life Insurance Company

By:	American United Life Insurance Company, its Agent

	By:	/s/ Steven T. Holland
	Name:	Steven T. Holland
	Title:	Vice President

The foregoing is hereby agreed
to as of the date thereof.

Phoenix Life Insurance Company

By:	/s/ Christopher M. Wilkos
Name: Christopher M. Wilkos
Title: Executive Vice President

The foregoing is hereby agreed
to as of the date thereof.

PHL Variable Insurance Company

By:	/s/ Christopher M. Wilkos
Name:	Christopher M. Wilkos
Title:	Executive Vice President

The foregoing is hereby agreed
to as of the date thereof.

Southern Farm Bureau Life Insurance Company

By:	/s/ David Divine
Name:	David Divine
Title:	Senior Portfolio Manager

The foregoing is hereby agreed
to as of the date thereof.

State Farm Life Insurance Company

By:	/s/ Julie Hoyer
Name: Julie Hoyer
Title: Senior Investment Officer – Fixed Income

By:	/s/ Christiane M. Stoffer
Name: Christiane M. Stoffer
Title: Assistant Secretary

The foregoing is hereby agreed
to as of the date thereof.

State Farm Insurance Companies Employee Retirement Trust

By:	/s/ Julie Hoyer
Name: Julie Hoyer
Title: Senior Investment Officer – Fixed Income

By:	/s/ Christiane M. Stoffer
Name: Christiane M. Stoffer
Title: Assistant Secretary

The foregoing is hereby agreed
to as of the date thereof.

VOYA INSURANCE AND ANNUITY COMPANY
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
SECURITY LIFE OF DENVER INSURANCE COMPANY

By: Voya Investment Management LLC, as Agent

By:	/s/ Fitzhugh L. Wickham III
Name: Fitzhugh L. Wickham III
Title: Vice President

Information Relating To Purchasers

Schedule A

(to Bond Purchase Agreement)

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Accounting Controls” is defined in Section 5.20(a)(i).

“Affiliates” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Bond Purchase Agreement dated as of December 1, 2015.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Blocked Person” is defined in Section 5.16(a).

“Bond Documents” shall mean this Agreement, the Bonds, the Supplemental Indenture, the Mortgage and all amendments, supplements and other modifications thereto.

“Bonds” is defined in Section 1.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Atlantic City Electric Company, a New Jersey corporation.

“Confidential Information” is defined in Section 20.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of Section 5.16, no person shall be a Controlled Affiliate of Pepco Holdings, Inc. solely by reason of owning less than a majority of any class of voting securities of Pepco Holdings, Inc.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Defined Benefit Plan” means a single employer plan within the meaning of Section 4001(a)(15) of ERISA that is covered by Title IV of ERISA that is or, within the preceding five years, has been

Schedule B

(to Bond Purchase Agreement)

established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have liability.

“Disclosure Controls” is defined in Section 5.19(a)(ii).

“Disclosure Documents” is defined in Section 5.3.

“Environmental Laws” is defined in Section 5.18.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” means an event or condition which constitutes a “completed default” within the meaning of the Mortgage.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” mean (i) the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, including all exhibits thereto, and (ii) all other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act since December 31, 2014.

“GAAP” or “Generally Accepted Accounting Principles” shall mean the convention, rules and procedures which define accepted accounting practices applicable to businesses similar to that of the Company.

“Governmental Authority” means

(a)          the government of

(i)          the United States of America or any State or other political subdivision thereof, or

(ii)          any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or

(b)          any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Hazardous Materials” is defined in Section 5.18.

“Indebtedness” means all indebtedness of the Company which is required to be included on the consolidated balance sheet of the Company as a liability in accordance with GAAP.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any original purchaser of a Bond, (b) any holder of a Bond holding more than $1,000,000 in aggregate principal amount of the Bonds then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

“Internal Controls” is defined in Section 5.19(a)(iii).

“Lien” is defined in Section 5.2(d).

“Make-Whole Amount” is defined in the Supplemental Indenture.

“Material” means material in relation to the business, results of operations, or financial condition of the Company.

“Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, or financial condition of the Company, or (b) the ability of the Company to perform its obligations under this Agreement, the Bonds, the Mortgage or any other Bond Documents, or (c) the validity or enforceability of this Agreement, the Bonds, the Mortgage or any other Bond Documents.

“Memorandum” is defined in Section 5.3.

“Mortgage” is defined in Section 1.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in Section 4001(a)(3) of ERISA).

“NAIC Annual Statement” is defined in Section 6.2(a).

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

“PHI Plan” means the Pepco Holdings Retirement Plan.

“Plan” means an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchasers” means the Purchasers named in Schedule A hereto.

“QPAM Exemption” is defined in Section 6.2(d).

“Reporting Controls” is defined in Section 5.19(a)(iii).

“Required Holders” means, at any time, (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary” means any Subsidiary of the Company which constitutes a significant “subsidiary” as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Securities Act.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company or PHI, as applicable.

“Supplemental Indenture” is defined in Section 1.

“Trustee” is defined in Section 1.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

Disclosure Documents

1.	Private Placement Memorandum dated November 2015.

Schedule 5.3

(to Bond Purchase Agreement)

Exhibit A

Form of Supplemental Indenture

Prepared by: Kerri L. Clark

701 Ninth Street, N.W.

Mail Stop EP1300
Washington, D.C. 20068
Phone (202) 872-2000

Return to: Kerri L. Clark
Assistant General Counsel - PHI
701 Ninth Street, N.W.

Mail Stop EP1300
Washington, D.C. 20068
Phone (202) 872-2000

INDENTURE SUPPLEMENTAL

TO

MORTGAGE AND DEED OF TRUST

(Dated January 15, 1937)

Executed By

ATLANTIC CITY ELECTRIC COMPANY

TO

THE BANK OF NEW YORK MELLON,

Trustee.

Dated as of December 1, 2015

-ii-

TABLE OF CONTENTS*

*The Table of Contents shall not be deemed to be any part of the Indenture Supplemental to Mortgage and Deed of Trust.

-i-

SUPPLEMENTAL INDENTURE, dated as of December 1, 2015 for convenience of reference, and effective from the time of execution and delivery hereof, made and entered into by and between ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter sometimes called the “Company”), party of the first part, and THE BANK OF NEW YORK MELLON (ultimate successor to the Irving Trust Company), a banking corporation of the State of New York, as trustee (hereinafter sometimes called the “Trustee”), party of the second part.

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust, dated January 15, 1937 (hereinafter referred to as the “Mortgage”), for the security of all bonds of the Company outstanding thereunder, and by said Mortgage conveyed to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, all and singular the property, rights and franchises which the Company then owned or should thereafter acquire, excepting any property expressly excepted by the terms of the Mortgage; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1949, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1950, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1952, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1953, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1954, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1955, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1957, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1958, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1959, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1961, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 1, 1962, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1963, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of February 1, 1966, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1970, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1971, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 1972, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1973, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1975, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 1976, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1980, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1981, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1983, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1984, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1985, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1986, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of July 15, 1987, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1989, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1991, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of May 1, 1992, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of January 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of September 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1993, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of June 1, 1994, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of October 1, 1994, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 1, 1994, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 1, 1997, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of April 1, 2004, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 10, 2004, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 8, 2006, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of November 6, 2008, an Indenture Supplemental to Mortgage and Deed of Trust, dated as of March 29, 2011, and an Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 18, 2014, such instruments amending and supplementing the Mortgage in certain respects (the Mortgage, as so amended and supplemented, being hereinafter called the “Original Indenture”) and conveying to the Trustee, upon certain trusts, terms and conditions, and with and subject to certain provisos and covenants therein contained, certain property rights and property therein described; and

WHEREAS, in addition to the property described in the Original Indenture, the Company has acquired certain property rights and property hereinafter described and has covenanted in Section 42 of the Original Indenture to execute and deliver such further instruments and do such further acts as may be necessary or proper to make subject to the lien thereof any property thereafter acquired and intended to be subject to such lien; and

WHEREAS, the Company represents that no default has occurred under any of the provisions of the Original Indenture; and

WHEREAS, the Original Indenture provides that bonds issued thereunder may be issued in one or more series and further provides that, with respect to each series, the rate of interest, the date or dates of maturity, the dates for the payment of interest, the terms and rates of optional redemption, and other terms and conditions shall be determined by the Board of Directors of the Company prior to the authentication thereof; and

WHEREAS, Section 121 of the Original Indenture provides that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Original Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and that the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued under the Original Indenture and provide that a breach thereof shall be equivalent to a default under the Original Indenture, or the Company may cure any ambiguity or correct or supplement any defective or inconsistent provisions contained in the Original Indenture or in any indenture supplemental to the Original Indenture, by an instrument in writing, properly executed and acknowledged, and that the Trustee is authorized to join with the Company in the execution of any such instrument or instruments; and

WHEREAS, the Company has heretofore, from time to time in accordance with the provisions of the Original Indenture, issued bonds of various series and in various amounts and, of the bonds so issued, $889,015,000 aggregate principal amount is outstanding at the date of this supplemental indenture; and

WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Original Indenture, has duly determined to create a series of bonds under the Original Indenture in the aggregate principal amount of $150,000,000, to be entitled and designated as the First Mortgage Bonds, 3.50% Series due December 1, 2025 (herein sometimes referred to as the “bonds of the New Series”); and

WHEREAS, each of the fully registered bonds of the New Series is to be substantially in the following form, to wit:

THIS BOND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR “BLUE SKY” LAWS OF ANY OTHER JURISDICTION, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS OR UNDER AN EXEMPTION THEREFROM.

No. ______

$_________

PPN No. ___________

(FORM OF BOND)

(FACE)

ATLANTIC CITY ELECTRIC COMPANY

FIRST MORTGAGE BOND

3.50% Series due December 1, 2025

ATLANTIC CITY ELECTRIC COMPANY, a corporation of the State of New Jersey (hereinafter called the “Company”), for value received, hereby promises to pay to ___________, or registered assigns, the principal sum of __________ Dollars on December 1, 2025, at the office or agency of the Company in the Borough of Manhattan, The City of New York in lawful money of the United States of America, and to pay interest thereon at the rate of 3.50 per centum per year in like money, at said office or agency on December 1 and June 1 in each year, commencing June 1, 2016, until the Company’s obligation with respect to the payment of such principal shall have been discharged. Interest on this bond will accrue from the date of original issuance of Bonds of 2025 Series (as hereinafter defined) to the first interest payment date, and thereafter will accrue from the last interest payment date to which interest on the Bonds of 2025 Series has been paid or duly provided for. In the event that any interest payment date is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day with the same force and effect as if made on the interest payment date (and without any interest or other payment in respect of such delay). “Business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the Borough of Manhattan, The City of New York are generally authorized or required by law, regulation or executive order to remain closed. Interest on this bond payable prior to maturity shall be paid by check mailed to the address of the person or persons entitled thereto, as such address shall appear on the bond registration books maintained by the trustee or by wire transfer to an account designated by the person entitled thereto.

Subject to certain exceptions provided in the Mortgage referred to on the reverse hereof, the interest payable on any interest payment date shall be paid to the person in whose name this bond is registered at the close of business on the fifteenth calendar day of the month preceding the month in which such interest payment date occurs; provided, however, that interest payable at maturity will be paid to the person to whom principal is paid.

This bond shall not become valid or obligatory for any purpose until The Bank of New York Mellon, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

Reference is made to the further provisions of this bond set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY has caused this bond to be executed in its name by the signature or a facsimile thereof of its President or one of its Vice Presidents and its corporate seal, or a facsimile thereof, to be impressed or imprinted hereon and attested by the signature, or a facsimile thereof, of its Secretary or one of its Assistant Secretaries.

Dated,	ATLANTIC CITY ELECTRIC COMPANY

By:
[Vice] President

Attest:

[Assistant] Secretary

(FORM OF BOND)

(REVERSE)

This bond is one of an issue of bonds of the Company, issuable in series, and is one of a series known as its “First Mortgage Bonds, 3.50% Series due December 1, 2025” (hereinafter called “Bonds of 2025 Series”), all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indentures supplemental thereto, called the Mortgage), dated January 15, 1937, executed by the Company to THE BANK OF NEW YORK MELLON (ultimate successor to the Irving Trust Company), as Trustee, to which Mortgage reference is made for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof, the duties and immunities of the Trustee, and the terms and conditions upon which the bonds are secured. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage and/or of any instruments supplemental thereto may be modified or altered by affirmative vote of the holders of at least seventy-five per centum (75%) in principal amount of the bonds affected by such modification or alteration then outstanding under the Mortgage (excluding bonds disqualified from voting by reason of the Company’s interest therein as provided in the Mortgage); provided that no such modification or alteration shall permit the extension of the maturity of the principal of this bond or the reduction in the rate of interest hereon or any other modification in the terms of payment of such principal or interest without the consent of the holder hereof.

The principal hereof may be declared or may become due prior to the express date of the maturity hereof on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a completed default as in the Mortgage provided.

The Bonds of 2025 Series are issuable only as registered bonds without coupons in denominations of $100,000 or integral multiples of $100,000 in excess thereof. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, and upon payment, if the Company shall require it, of the transfer charges prescribed in the Mortgage, and thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage.

The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of principal or (subject to the provisions of the Mortgage) interest hereon and for all other purposes and the Company and the Trustee shall not be affected by any notice to the contrary.

The Bonds of 2025 Series shall be redeemable at the option of the Company at any time prior to the express date of the maturity hereof, in whole or in part. The Company shall give notice of its intent to redeem such Bonds at least 30 days but no more than 60 days prior to the date fixed for such redemption (the “Redemption Date”). If the Company redeems all or any part of the Bonds of 2025 Series pursuant to the provisions of this paragraph prior to the Par Call Date (as defined below), it shall pay a redemption price equal to the greater of:

(i)           100% of the principal amount of the Bonds of 2025 Series being redeemed; and

(ii)          the sum of the present values of the remaining scheduled payments of principal of and interest on the Bonds of 2025 Series being redeemed that would be due if the bonds matured on the Par Call Date (not including the amount, if any, of unpaid interest accrued to, but not including, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest on those Bonds to, but not including, the Redemption Date (calculated assuming a 360-day year consisting of twelve 30-day months and for any period shorter than a full month, on the basis of the actual number of days elapsed in such period). If the Company redeems all or any part of the Bonds of the 2025 Series pursuant to the provisions of this paragraph on or after the Par Call Date, it shall pay a redemption price equal to 100% of the principal amount of the Bonds of 2025 Series being redeemed plus accrued and unpaid interest on those Bonds to, but not including, the Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the bonds to be redeemed that would be utilized assuming for this purpose that the Bonds of 2025 Series mature on the Par Call Date, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.

“Comparable Treasury Price” means, with respect to any redemption date prior to the Par Call Date, (i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four of such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means an investment banking institution of national standing appointed by the Company that is not the Reference Treasury Dealer.

“Par Call Date” means September 1, 2025.

“Reference Treasury Dealer” means a primary United States Treasury securities dealer appointed by the Company.

“Reference Treasury Dealer Quotations” means, with respect to any redemption date prior to the Par Call Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount)

quoted in writing to the Independent Investment Banker by the Reference Treasury Dealer at 5:00 p.m. Eastern time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date prior to the Par Call Date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Company shall deliver to the Trustee before any Redemption Date for the Bonds of 2025 Series its calculation of the amount applicable to such redemption. The Trustee shall be under no duty to inquire into, may presume the correctness of, and shall be fully protected in acting upon, the Company’s calculation of any Redemption Price of the Bonds of 2025 Series.

In lieu of stating the amount applicable to such redemption, notices of redemption of the Bonds of 2025 Series for a Redemption Date prior to the Par Call Date shall state substantially the following: “The amount applicable to the Bonds to be redeemed shall equal the sum of (a) the greater of (i) 100% of the principal amount of such Bonds, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Bonds being redeemed that would be due if the Bonds matured on the Par Call Date (not including the amount, if any, of unpaid interest accrued to, but not including, the Redemption Date), discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Bonds) plus 50 basis points, plus, in each case, (b) accrued and unpaid interest on the principal amount hereof to, but not including, the Redemption Date.”

If at the time notice of redemption is given the redemption moneys are not on deposit with the Trustee, then the redemption shall be subject to the receipt of such moneys on or before the Redemption Date, and such notice shall be of no effect unless such moneys are received.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, shareholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, shareholders, officers and directors, as such, being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

(END OF FORM)

AND WHEREAS each of the bonds of the New Series (whether in temporary or definitive form) is to bear a certificate of the Trustee substantially in the following form, to wit:

TRUSTEE’S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described in the within-mentioned Mortgage.

Dated,	THE BANK OF NEW YORK MELLON,
Trustee

By:
Authorized Officer

AND WHEREAS, the Company, in the exercise of the powers and authorities conferred upon and reserved to it under and by virtue of the provisions of the Original Indenture, and pursuant to resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture, in the form hereof, for the purposes herein provided; and

WHEREAS, the Company represents that all conditions and requirements necessary to make this supplemental indenture (hereinafter sometimes referred to as the “2015 Supplemental Indenture”) a valid, binding and legal instrument in accordance with its terms, have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That Atlantic City Electric Company, in consideration of the premises and the sum of One Dollar ($1.00) and other good and valuable consideration paid to it by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under and secured by the Original Indenture and this 2015 Supplemental Indenture, according to their tenor and effect, and the performance of all the provisions of the Original Indenture and this 2015 Supplemental Indenture (including any further indenture or indentures supplemental to the Original Indenture and any modification or alteration made as in the Original Indenture provided) and of said bonds, has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto The Bank of New York Mellon, as Trustee, and to its successor or successors in said trust, and to it and its and their assigns forever, all of the following described properties of the Company, that is to say: all property, real, personal and mixed, tangible and intangible, owned by the Company on the date of the execution hereof and acquired since the execution and delivery of the Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 18, 2014 (except such property as is hereinafter expressly excepted from the lien and operation of this 2015 Supplemental Indenture).

The property covered by the lien of the Original Indenture and this 2015 Supplemental Indenture shall include particularly, among other property, without prejudice to the generality of the language hereinbefore or hereinafter contained, the property described on Exhibit A to this 2015 Supplemental Indenture which is annexed hereto and made a part hereof, and all other property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, now owned by the Company and acquired since the execution and delivery of the Indenture Supplemental to Mortgage and Deed of Trust, dated as of August 18, 2014, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this 2015 Supplemental Indenture) all lands, rights of way and roads; all plants for the generation of electricity, power houses, steam heat plants, hot water plants, substations, transmission lines, distributing systems, bridges, culverts, tracks, rolling stock, vehicles, automobiles; all offices, buildings and structures, and the equipment thereof; all machinery, engines, boilers, turbines, dynamos, machines, regulators, meters, transformers, generators and motors; all appliances whether electrical or mechanical, conduits, cables and lines; all pipes, whether for water, steam heat, or other purposes; all mains and pipes, service pipes, fittings, valves and connections, poles, wires, tools, implements, apparatus, furniture, chattels, and choses in action; all municipal franchises and other franchises; all lines for the transmission and/or distribution of electric current, steam heat or water for any purpose, including towers, poles, wires, cables, pipes, conduits and all apparatus for use in connection therewith; all real estate, lands, leases, leaseholds (excepting the last day of the term of each lease and leasehold); all contracts, whether heat, light, power or street lighting contracts; all easements, servitudes, licenses, permits, rights, powers, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as hereinafter expressly excepted) all the right, title, and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore described.

TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

Provided that, in addition to the reservations and exceptions herein elsewhere contained, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of the Original Indenture and of this 2015 Supplemental Indenture, viz.: (1) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid or deposited or delivered hereunder or under the Original Indenture or hereinafter or therein covenanted so to be; and (2) any goods, wares, merchandise, equipment, materials or supplies acquired for the purpose of sale or resale in the usual course of business or for consumption in the operation of any properties of the Company; materials, supplies and construction equipment; and all judgments, accounts and choses in action, the proceeds of which the Company is not obligated as provided in the Original Indenture or as hereinafter provided to deposit with the Trustee hereunder or thereunder; provided, however, that the property and rights expressly excepted from the lien and operation of the Original Indenture and this 2015 Supplemental Indenture in the above subdivision (2) shall (to the extent permitted by law) cease to be so excepted, in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the mortgaged and pledged property in the manner provided in Article XII of the Original Indenture, by reason of the occurrence of a completed default, as defined in said Article XII.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over, or confirmed by the Company as aforesaid, or intended so to be unto the Trustee and its successors and assigns forever.

SUBJECT, HOWEVER, as to all property embraced herein to all of the reservations, exceptions, limitations and restrictions contained in the several deeds, leases, servitudes, franchises and contracts or other instruments through which the Company acquired and/or claims title to and/or enjoys the use of the aforesaid properties; and subject also to the encumbrances of the character defined in Section 6 of the

Original Indenture as “excepted encumbrances”, insofar as the same may attach to any of the property embraced herein.

IN TRUST NEVERTHELESS, upon the terms and trusts in the Original Indenture and in this 2015 Supplemental Indenture set forth for the benefit and security of those who shall hold the bonds and coupons issued and to be issued hereunder and under the Original Indenture, or any of them, in accordance with the terms of the Original Indenture and of this 2015 Supplemental Indenture, without preference, priority or distinction as to lien of any of said bonds or coupons over any others thereof by reason of priority in the time of the issue or negotiation thereof, or otherwise howsoever, subject, however, to the conditions, provisions and covenants set forth in the Original Indenture and in this 2015 Supplemental Indenture.

AND THIS INDENTURE FURTHER WITNESSETH:

That in further consideration of the premises and for the considerations aforesaid, the Company, for itself and its successors and assigns, hereby covenants and agrees to and with the Trustee, and its successor or successors in such trust, as follows:

Section 1. (a)           The Company hereby creates a fifty-sixth series of bonds to be issued under and secured by the Original Indenture and this 2015 Supplemental Indenture, to be designated and to be distinguished from the bonds of all other series by the title “First Mortgage Bonds, 3.50% Series due December 1, 2025.”

(b)           The bonds of the New Series shall mature on December 1, 2025 and shall be issued in temporary or definitive form, only as fully registered bonds, without coupons, in denominations of $100,000 and any multiple or multiples of $100,000 authorized by the Company; they shall bear interest at the rate of 3.50 per centum per year, payable semiannually on June 1 and December 1 each year, commencing June 1, 2016; and subject to Section 1(f), the principal of, premium, if any, and interest on each said bond shall be payable at the office or agency of the Company, in the Borough of Manhattan, The City of New York, in lawful money of the United States of America. Interest shall be payable on the basis of a 360-day year consisting of twelve 30-day months. In the event that any interest payment date is not a business day, then payment of interest payable on such date will be made on the next succeeding day which is a business day with the same force and effect as if made on the interest payment date (and without any interest or other payment in respect of such delay). “Business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the Borough of Manhattan, The City of New York are generally authorized or required by law, regulation or executive order to remain closed. Interest on the bonds of the New Series payable prior to maturity shall be paid by check mailed to the address of the person or persons entitled thereto, as such address shall appear on the bond registration books maintained by the Trustee or by wire transfer to an account designated by the person entitled thereto.

Subject to the preceding paragraph, the person in whose name any bond of the New Series is registered at the close of business on any record date (as herein below defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond of the New Series upon any transfer or exchange thereof (including any exchange effected as an incident to a partial redemption thereof) subsequent to the record date and prior to such interest payment date, except that, if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, then the registered holders of bonds of the New Series on such record date shall have no further right to or claim in respect of such defaulted interest as such registered holders on such record date, and the persons entitled to receive payment of any defaulted interest thereafter payable or paid on any bonds of the New Series shall be the registered holders of such bonds of the New Series on the date of payment of such defaulted interest; and except that interest payable at maturity will be paid to the person to whom principal is paid. The term “record date” as used in this Section 1, and in the form of the bonds of the New Series, shall mean the fifteenth calendar day of the month preceding the month in which an interest payment date occurs.

(c)           Except as provided in this Section 1, every bond of the New Series shall be dated as provided in Section 10 of the Original Indenture. However, so long as there is no existing completed default in the payment of interest on the bonds of the New Series, all bonds of the New Series authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall be dated as of the day following such interest payment date and shall bear interest from such interest payment date; provided, however that if and to the extent that the Company shall default in the interest due on such interest payment date, then any such bond of the New Series shall bear interest from the interest payment date next preceding the date of such bond to which interest has been paid, unless such interest payment date is June 1, 2016, in which case from the date of original issuance of the bonds of the New Series.

(d)           All of the bonds of the New Series shall be redeemable as set forth in the form of bond of the New Series set forth in this 2015 Supplemental Indenture.

(e)           Registered bonds of the New Series shall be transferable upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York, by the registered holders thereof, in person or by duly authorized attorney, in the manner and upon payment of the charges prescribed in the Original Indenture. In the manner and upon payment of the charges prescribed in the Original Indenture, registered bonds of the New Series may be exchanged for a like aggregate principal amount of registered bonds without coupons of the New Series of other authenticated denominations, upon presentation and surrender thereof, for cancellation, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

(f)          So long as any Initial Bondholder (as hereinbelow defined) or its nominee shall be the registered holder of any bond of the New Series, and notwithstanding anything contained in the Original Indenture to the contrary, the Company will pay all sums becoming due on such bond of the New Series for principal, premium, if any, and interest by the method and at the address specified for such purpose by such Initial Bondholder in Schedule A to the Bond Purchase Agreement, of even date herewith, between the Company and the Initial Bondholders (the “Purchase Agreement”), or by such other method or at such other address as such Initial Bondholder shall have from time to time specified to the Trustee in writing for such purpose in accordance with the Purchase Agreement, without the presentation or surrender of such bond of the New Series, except that concurrently with payment and redemption in full of any bond of the New Series, the Initial Bondholder shall surrender such bond of the New Series for cancellation to the Company at its principal office or place of payment designated by the Company pursuant to Section 8(a) of the Original Indenture. The Company shall afford the benefits of this Section 1(f) to any Institutional Investor (as hereinbelow defined) that is the direct or indirect transferee of any bond of the New Series purchased by the Initial Bondholder under the Original Indenture. Upon receiving payment as specified above without the presentation or surrender of any bond of the New Series, the Initial Bondholder, its nominee or subsequent Institutional Investor shall be deemed to have agreed to indemnify the Company and the Trustee for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on either of their parts, arising out of or in connection with the Initial Bondholder’s, its nominee’s or such subsequent Institutional Investor’s failure to comply with the provisions of this Section 1(f), including the costs of defending itself in connection therewith, such indemnity to survive the payment of such bond of the New Series and any resignation or removal of the Trustee.

The term “Initial Bondholder” as used in this Section 1 means any registered holder of bonds of the New Series listed on Schedule A to the Purchase Agreement. Further, the term “Institutional Investor” as used in this Section 1 means (a) any Initial Bondholder, (b) any holder of a bond of the New Series holding more than $1,000,000 in aggregate principal amount of the bonds of the New Series then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

(g)           For purposes of the bonds of the New Series, pursuant to Section 121 of the Original Indenture, the Original Indenture is hereby supplemented by incorporating herein the following covenants that the Company shall observe solely for the benefit of the holders of the bonds of the New Series, for so long as any bond of the New Series is outstanding.

The Company shall permit the representatives of each holder of a bond of the New Series that is an Institutional Investor:

(i) No Completed Default. If no completed default under the Original Indenture has occurred and is continuing, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and as often as may be reasonably requested in writing; provided, however, that the Company shall not be obligated pursuant to this Section 1(g) to provide access to any information which it reasonably considers to be a trade secret, legally privileged or similar confidential information.

(ii) Completed Default. If a completed default under the Original Indenture exists and is continuing, at the expense of the Company to visit and inspect any of the offices or properties of the Company, to examine all its books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company), all at such times and as often as may be requested; provided, however, that the Company shall not be obligated pursuant to this Section 1(g) to provide access to any information which it reasonably considers to be a trade secret, legally privileged or similar confidential information.

(h)            If prior to the maturity of the bonds of the New Series the Company shall no longer file annual or quarterly reports with the U.S. Securities and Exchange Commission (the “SEC”), the Company shall file with the Trustee and transmit to the holders of the bonds of the New Series (i) within 90 days after the end of each fiscal year the annual audited financial statements that would be required to be included in an annual report filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for such fiscal year, and (ii) within 45 days after the end of each fiscal quarter the quarterly unaudited financial statements that would be required to be included in a quarterly report filed with the SEC pursuant to the Exchange Act for such fiscal quarter.

SECTION 2. In accordance with and in compliance with the provisions of Article VI of the Original Indenture, One Hundred Fifty Million Dollars ($150,000,000) principal amount of bonds of the New Series may be executed by the Company and delivered to the Trustee, and shall be authenticated by the Trustee and delivered (without awaiting the filing or recording of this 2015 Supplemental Indenture) from time to time in accordance with the order or orders of the Company, evidenced by a writing or writings signed in the name of the Company by its President or one of its Vice Presidents and its Treasurer or one of its Assistant Treasurers.

SECTION 3. The approval by the State of New Jersey Board of Public Utilities of the execution and delivery of this 2015 Supplemental Indenture shall not in any way be construed as approval by said Board of any other act, matter or thing which requires the approval of said Board under the laws of the State of New Jersey; nor shall said approval bind said Board or any other public body or authority of the State of New Jersey having jurisdiction in the premises in any future application for the issue of bonds under the Original Indenture or any indenture supplemental thereto or otherwise.

SECTION 4. As supplemented by this 2015 Supplemental Indenture, the Original Indenture is in all respects ratified and confirmed and the Original Indenture and this 2015 Supplemental Indenture shall be read, taken and construed as one and the same instrument.

Nothing in this 2015 Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than the holders of bonds issued under the Original Indenture and this 2015 Supplemental Indenture, the Company and the Trustee, any right to avail themselves of any benefit of any provision of the Original Indenture or of this 2015 Supplemental Indenture.

The Trustee assumes no responsibility for the correctness of the recitals of facts contained herein and makes no representations as to the validity of this 2015 Supplemental Indenture.

This 2015 Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

(Signature Pages Follow)

IN WITNESS WHEREOF, ATLANTIC CITY ELECTRIC COMPANY, party hereto of the first part, has caused this instrument to be signed in its name and behalf by its President and Chief Executive Officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and THE BANK OF NEW YORK MELLON, party hereto of the second part, has caused this instrument to be signed in its name and behalf by a Vice President and its corporate seal to be hereunto affixed and attested by a Vice President. Executed and delivered by Atlantic City Electric Company in the City of Washington, D.C., the ___ day of December, 2015.

ATLANTIC CITY ELECTRIC COMPANY

(SEAL)

By:
David M. Velazquez
President and Chief Executive Officer

ATTEST:

Jane K. Storero
Secretary

Signed, sealed and delivered by ATLANTIC CITY ELECTRIC COMPANY in the presence of:

Company Signature Page

Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 2015

To the Atlantic City Electric Company Mortgage and Deed of Trust, dated January 15, 1937

THE BANK OF NEW YORK MELLON,
as Trustee

(SEAL)

By:
Laurence J. O’Brien
Vice President

ATTEST:

Latoya Elvin
Vice President

Signed, sealed and delivered by THE BANK OF NEW YORK MELLON in the presence of:

Trustee Signature page

Indenture Supplemental to Mortgage and Deed of Trust, dated as of December 1, 2015

To the Atlantic City Electric Company Mortgage and Deed of Trust, dated January 15, 1937

DISTRICT OF COLUMBIA: SS.

BE IT REMEMBERED that on this ___ day of December, in the year of our Lord two thousand fifteen before me, a Notary Public in and for the District aforesaid, personally appeared Jane K. Storero, who being by me duly sworn on her oath says that she is Secretary of Atlantic City Electric Company, the grantor in the foregoing Indenture Supplemental to Mortgage and Deed of Trust, and that David M. Velazquez is the President and Chief Executive Officer; that deponent knows the common or corporate seal of said grantor, and the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said President and Chief Executive Officer and the seal of said grantor affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said grantor for the uses and purposes therein expressed, pursuant to a resolution of the Board of Directors of said grantor; and at the execution thereof this deponent subscribed her name thereto as witness.

Sworn and subscribed the day and year aforesaid.

NOTARY PUBLIC OF THE DISTRICT OF COLUMBIA
COLUMBIA
My Commission Expires

( SEAL )

STATE OF NEW JERSEY	)
)	SS.
COUNTY OF PASSAIC	)

BE IT REMEMBERED that on this ___ day of December, in the year of our Lord two thousand fifteen before me, a Notary Public in and for the State and County aforesaid, personally appeared Laurence J. O’Brien, who being by me duly sworn on his oath says that he is an authorized Vice President of THE BANK OF NEW YORK MELLON, the Trustee named in the foregoing Indenture Supplemental to Mortgage and Deed of Trust, and that Latoya Elvin is a Vice President; that deponent knows the common or corporate seal of said Trustee, and that the seal annexed to the said Indenture Supplemental to Mortgage and Deed of Trust is such common or corporate seal; that the said Indenture Supplemental to Mortgage and Deed of Trust was signed by the said Vice President and the seal of said Trustee affixed thereto in the presence of deponent; that said Indenture Supplemental to Mortgage and Deed of Trust was signed, sealed and delivered as and for the voluntary act and deed of said Trustee for the uses and purposes therein expressed, pursuant to authority of the Board of Directors of said Trustee; and at the execution thereof this deponent subscribed his name thereto as witness.

Sworn and subscribed the day and year aforesaid.

NOTARY PUBLIC OF THE STATE OF NEW JERSEY
JERSEY

My Commission Expires

( SEAL )

CERTIFICATE OF RESIDENCE

THE BANK OF NEW YORK MELLON, Mortgagee and Trustee within named, hereby certifies that its precise residence is 101 Barclay Street, in the Borough of Manhattan, in The City of New York, in the State of New York.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Laurence J. O’Brien
Vice President

Exhibit A to Indenture Supplemental to Mortgage

and Deed of Trust dated as of December 1, 2015

EXHIBIT A
PROPERTIES

Property Description	Current Block	Current Lot	Document Date	Recording Date	Book/Page	Township	County	Acreage
Bayside Tract	21	4	9/25/1984	9/25/1984	1524/142	Greenwich	Cumberland	17.5
Bayside Tract	22	24	9/24/1984	9/25/1984	1524/139	Greenwich	Cumberland	14
Lot consolidation for Cedar Substation & RW 227	144	35	11/19/1984	11/28/1984	4259/720	Stafford	Ocean	24.287
Smithville Substation	1260.01	26	4/16/1985	5/10/1989	4059/63	Galloway	Atlantic	9.808
Millville/ Holly Farm/ Conservation	582	1.01	6/11/1985	6/13/1985	1558/44	Millville	Cumberland	140
2nd Steet Substation	259	2	8/20/1985	8/21/1985	1567/248	Millville	Cumberland	1.11
Mill Road	808	3	8/20/1985	8/29/1987	4113/251	Egg Harbor Twp	Atlantic	0.872
Cape May Sub	1055	5	8/20/1985	8/29/1985	1609/822	Cape May	Cape May	0.572
	1055	7
Centerton Road	2701	39	8/20/1985	8/21/1985	660/841	Pittsgrove	Salem	46.83
Glassboro Operations	68	7	11/18/1985	11/26/1985	1531/651	Glassboro	Gloucester	2.62
R/W 241	202	57	11/18/1985	12/3/1985	1581/142	Vineland	Cumberland	0.777
R/W 189 MONR-WLSTWN	13001	15	11/18/1985	11/26/1985	1531/656	Monroe	Gloucester	11.34
R/W 214	224	80	11/18/1985	12/3/1985	1619/817	Dennis	Cape May	15.703
Future Sub Site	3804	2	12/10/1985	1/3/1986	4178/226	Brigantine	Atlantic	1
R/W 235 MONR-N/F	14301	16	12/10/1985	1/3/1986	1534/979	Monroe	Gloucester	1.99
R/W 235	1703	34	12/10/1985	1/3/1986	4178/221	Egg Harbor Township	Atlantic	4.86
R/W 235 MONR-N/F	501	32	12/10/1985	1/3/1986	1534/984	Monroe	Gloucester	4.56
R/W 235 MONR-N/F	501	31	12/10/1985	1/3/1986	1534/974	Monroe	Gloucester	4.6
R/W 235 MONR-N/F	501	45	1/31/1986	2/18/1986	1538/92	Monroe	Gloucester	3.2
R/W 235 MONR-N/F	14401	19	1/31/1986	2/18/1986	1538/87	Monroe	Gloucester	2.9
R/W 216 RW189-HMTN	8501	6	1/31/1986	2/18/1986	1538/82	Monroe	Gloucester	3.67
R/W 235 MONR-N/F	13801	27	1/31/1986	2/18/1986	1538/77	Monroe	Gloucester	6.04
R/W 235	1401	2	1/31/1986	2/18/1986	4112/124	Winslow	Camden	4.58
R/W 216 RW189-HMTN	7601	6	1/31/1986	2/18/1986	1538/97	Monroe	Gloucester	10.32
R/W 236 RW349-Corson	86.01	14	2/27/1986	3/7/1986	1630/529	Dennis	Cape May	2.4
R/W 174	799	36	2/27/1986	3/7/1986	4211/201	Atlantic City	Atlantic	0.08
R/W 174	799	53						3.48
R/W 174	799	54						20.3
R/W 324 AC Meadows	799	56						10.76
R/W 124 R/W 321-Marvin	799	93						0.2
R/W 174	799	94						0.59
R/W 174	799	95						0.21
R/W 174	800	1						0.075
R/W 174	801	1						0.7
R/W 174	802	1						0.54
R/W 349 Middle-RW236	480	3	2/27/1986	3/10/1986	1630/524	Middle	Cape May	0.126
R/W 314	2804	2	2/27/1986	3/7/1986	4211/206	Egg Harbor Township	Atlantic	0.407
Pole Storage	4	2	6/13/1986	6/16/1986	1607/238	Bridgeton	Cumberland	4.189
	2601	2				Upper Deerfield		47.524
R/W 391	1702	87	7/10/1986	7/11/1986	4274/269	Egg Harbor Township	Atlantic	0.857
R/W 168 Deepwater-Lewis	3101	3	11/26/1986	12/5/1986	674/204	Pittsgrove	Salem	51
Cedar Substation	147.105	5	10/21/1986	11/20/1986	4483/279	Stafford	Ocean	0.29
R/W 236 RW349-Corson	717	1	10/21/1986	11/19/1986	1666/845	Middle	Cape May	0.373
	753	2						0.241
R/W 236	895	2						0.374
R/W 236 138KV (Acct. #3500.1405)	761	2	10/21/1986	11/6/1986	1664/1144	Middle	Cape May	0.183
R/W 236 138KV (Acct. #3500.1405)	477	2	10/21/1986	11/6/1986	1664/1139	Middle	Cape May	0.164
R/W 314	1131	7	10/21/1986	11/6/1986	4341/171	Hamilton Township	Atlantic	14.437
R/W 314	2904	1	10/21/1986	11/6/1986	4341/176	Egg Harbor Township	Atlantic	8.17
	1177.02	1				Hamilton Township		16.82

Exhibit A

(to Bond Purchase Agreement)

EXHIBIT A
PROPERTIES

Property Description	Current Block	Current Lot	Document Date	Recording Date	Book/Page	Township	County	Acreage
	1177.01	1						0.4591
R/W 314	2802	7	10/21/1986	11/6/1986	4341/165	Egg Harbor Township	Atlantic	0.481
	2803	20						0.347
	2805	3						1.044
R/W 314	2805	2	10/21/1986	11/6/1986	4341/181	Egg Harbor Township	Atlantic	0.273
R/W 314	2806	2	10/21/1986	11/6/1986	4341/186	Egg Harbor Township	Atlantic	0.796
R/W 314	2803	2	10/21/1986	11/6/1986	4341/191	Egg Harbor Township	Atlantic	0.54
R/W 314	201	8	10/21/1986	11/6/1986	4341/196	Hammonton	Atlantic	12.89
Transmission R/W	8008	2.01	12/24/1986	1/14/1987	4187/854	Winslow	Camden	2.01
Mantua Substation	141	1	9/27/1988	9/29/1988	1788/81&c	Mantua	Gloucester	3.1
NON UTL	314	10	3/16/1989	3/17/1989	1775/184	Vineland	Cumberland	2.02
Future Expansion Beach Haven Sub	152	2	12/28/1990	1/3/1991	4880/477	Beach Haven	Ocean	0.1
Buy out of Winslow Ops	2705	1.02	1/15/1991	6/23/1991	4482/12	Winslow	Camden	11.05
Consolidation of los, required by site plan resolution, Vineland	6001	19	4/9/1990	4/11/1990	1839/328	Vineland	Cumberland	55.01
Wetlands Mitigation Site Carneys Point Township	246	9	1/31/1991	2/4/1992	794/30	Carney's Point	Salem	10.46
Opposite Corson Sub	224	76	12/31/1990	2/14/1991	2124/27	Dennis	Cape May	63.85
Possible System Expansion	5702	74	4/5/1991	4/11/1991	2092/48	Franklin	Gloucester	17.67
	5702	80						17.53
Parking lot expansion Bridgeton Ops	79	7	12/11/1992	12/31/1992	1978/49	Bridgeton	Cumberland	0.904
Expansion Higbee Substation	476	26	3/2/1993	3/10/1993	5474/167&c	Atlantic City	Atlantic	0.08
Expansion Higbee Substation	476	25	3/2/1993	3/10/1993	5474/175&c	Atlantic City	Atlantic	0.138
Washington Township Substation	115	4	4/27/1993	5/3/1993	2301/332&c	Washington	Gloucester	18
R/W 247 Middle-Lake	1437	3	7/27/1993	7/30/1993	2378/184&c	Middle	Cape May	63.53
Mantua Twp R/W 411- Purchased for Trans ROW .902 Acres	249	2.01	2/10/1994	4/18/1994	2414/203	Mantua	Gloucester	0.902
Expansion Higbee Substation	476	27	11/29/1994	12/2/1994	5735/160	Atlantic City	Atlantic	0.047
Shirley Substation	79	17.01	12/13/2001	1/3/2002	1090/312	Upper Pittsgrove	Salem	5.99
P/O Cedar Substation	144	30	12/6/2002	12/18/2002	11138/568	Stafford	Ocean	1.2
Huron Substation	583	10	6/29/2000	7/12/2000	6732/293	Atlantic City	Atlantic	0.09
Ship Bottom Substation	104	6.01	1/1/2004	2/25/2004	11930/481	Ship Bottom	Ocean	0.53
230KV Line	23	6	12/2/2004	3/24/2005	Inst# 2005030960 Vol# 11978	Port Republic	Atlantic	1.4

Exhibit A

(to Bond Purchase Agreement)

EXHIBIT A
PROPERTIES

Property Description	Current Block	Current Lot	Document Date	Recording Date	Book/Page	Township	County	Acreage
230 Line	119	2	12/29/2004	1/4/2005	12408/1247	Stafford	Ocean	0.091
	119	3						0.18
	119	4						0.091
	119	8						7.61
	124	62						4.4
	124	63						5.0+
	124	66						1.47
	124	67						7.53
	124	69						10.62
	124	70						6.69
	124	72						6.62
	124	75						5.96
	124	78						1.27
	124	78.01						4.16
	124	79						4.11
	124.01	1						0.1
	124.01	2						0.1
	124.01	3						0.0918
	124.01	6						0.0918
	124.01	18						0.0918
	124.01	26						0.0918
	124.01	28						68.16
	124.01	32						0.0918
	124.01	37						0.0918
	124.01	57						0.0918
	124.01	59						0.0918
	124.01	238						0.0918
Barnegat Substation	92.49	1.01	2/8/2006	2/17/2006	13409/1926	Barnegat	Ocean	3.415
Orchard Substation	70	8.03	9/5/2007	9/12/2007	1289/129	Upper Pittsgrove	Salem	43.98
Moss Mill Substation	38	2	8/28/2008	9/5/2008	Inst# 2008067235 Vol# 12887	Port Republic	Atlantic	0.92
Marven Substation	701	15	12/28/2009	1/29/2010	Inst# 2010006456 Vol# 13105	Margate	Atlantic	0.06
230KV Line	53	1.01	6/9/2004	8/19/2004	12224/1366	Stafford	Ocean	3.5
230KV Line	53	6.01	6/9/2004	8/19/2004	12224/1366	Stafford	Ocean	1.6
230KV Line	69	1.01	6/9/2004	8/19/2004	12224/1366	Stafford	Ocean	1.3
230KV Line	69	2.01	6/9/2004	8/19/2004	12224/1366	Stafford	Ocean	1.4
Huron Substation	584	13	12/10/2009	1/5/2010	Inst# 2010000914 Vol# 13095	Atlantic City	Atlantic	3.83
Huron Substation	584	12.02	12/16/2009	4/13/2010	Inst# 2010022669 Vol# 13133	Atlantic City	Atlantic	0.99
Marven Substation	701	1	9/16/2010	9/30/2010	Inst# 2010058545 Vol# 13202	Margate	Atlantic	0.021
	701	2						0.041
	701	3						0.028
	701	4						0.028
	701	5.01						0.014
	701	5.02						0.014
	701	6						0.028
	701	7						0.028
	701	8						0.028
	701	9						0.028
	701	39						0.027

Exhibit A

(to Bond Purchase Agreement)

EXHIBIT A
PROPERTIES

Property Description	Current Block	Current Lot	Document Date	Recording Date	Book/Page	Township	County	Acreage
	701	40						0.026
	701	41						0.018
	701	42						0.017
	701	43						0.018
	701	44.01						0.009
	701	44.02						0.009
	701	45						0.018
	701	46						0.017
	701	48						0.0174
Tuckerton Substation	124.06	5	5/13/2011	5/26/2011	14898/281	Little Egg Harbor	Ocean	13.67
Cedar Substation	144	34	5/17/2011	7/11/2011	14928/199	Stafford	Ocean	0.039
Franklin Substation	1402	4	12/30/2011	1/3/2012	4929/29	Franklin	Gloucester	2.395
Barnegat Substation	92.86	6	6/30/2005	7/20/2005	12721/1521	Barnegat	Ocean	0.26
	92.86	7						0.26
High Street Substation	49	2	4/3/2013	4/18/2013	5064/80	Woolwich	Gloucester	60.93
Terrace Substation Expansion	198	10.11	5/28/2013	6/13/2013	5082/144	Washington	Gloucester	0.603
Pittsgrove Operations	2701	63	11/21/2013	11/27/2013	3697/932	Pittsgrove	Salem	1
	2701	63QFARM						6.87
	3001	1						17.82
	3002	1						25.95
Pittsgrove Operations	3001	2	11/14/2013	11/27/2013	3697/926	Pittsgrove	Salem	24.49
	3001	20						11.55
	3001	22						20.05
Pittsgrove Operations	3002	4	11/26/2013	11/27/2013	3697/973	Pittsgrove	Salem	8.42
Pittsgrove Operations	3002	2	11/26/2013	11/27/2013	3697/978	Pittsgrove	Salem	22.27
	3002	2						21.95
Pittsgrove Operations	3001	39	11/26/2013	11/27/2013	3697/984	Pittsgrove	Salem	26.39
Ship Bottom Substation-262 W. 8th Street	104	9.01	12/17/2014	12/31/2014	15974/882	Ship Bottom	Ocean	0.14
Five Points Substation	37	4.01	12/23/2014	1/12/2015	3882/506	Oldmans	Salem	13.472
Lamson Road-Stafford Township	124	113	2/20/2015	4/22/2015	16061/1853	Stafford	Ocean	17.26
Lamson Road-Stafford Township	124	112	2/4/2015	4/22/2015	16061/1857	Stafford	Ocean	12.49

Exhibit A

(to Bond Purchase Agreement)

Opinions of General Counsel of the Company

1.          The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

2.          Except as disclosed in the Disclosure Documents, there is not pending or, to the best of my knowledge, threatened, action, suit, proceeding, inquiry or investigation, to which the Company or any of its subsidiaries is a party, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Purchase Agreement or the performance by the Company of its obligations thereunder.

3.          No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the offering, issuance, sale or delivery of the Bonds by the Company, except such as have already been obtained or such as may be required under state securities laws, as to which no opinion is rendered, and the Company has complied with all terms and conditions contained in all such consents, approvals, authorizations and orders as have been obtained.

4.          The execution, delivery and performance of the Supplemental Indenture, the performance of the Mortgage and the Purchase Agreement and the issuance and sale of the Bonds and compliance with the terms thereof by the Company will not result in a breach or violation of any of the terms and provisions of, or constitute a default or event or condition that gives the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company (a “Repayment Event”) under, or result in the creation or imposition of any Lien (other than the Lien of the Mortgage) upon any property or assets of the Company under, (i) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties that in my experience customarily applies to transactions of the type contemplated by the Purchase Agreement, the Mortgage and the Bonds, (ii) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (iii) the articles of incorporation or bylaws of the Company or any such subsidiary, except, in the cases of clauses (i) and (ii) above, for any such breach, violation, default, Repayment Event or Lien that would not result in a Material Adverse Effect; and the Company has full corporate power and authority to authorize, issue and sell the Bonds as contemplated by the Purchase Agreement.

5.          The Company has good and marketable title to all real property owned by the Company and described in the Mortgage as subject to the lien thereof, subject only to such exceptions, defects and qualifications as do not (i) affect the value of any such properties that are material to the business of the Company in any material respect or (ii) affect the use made or proposed to be made of such properties by the Company in any material respect; and the descriptions of all such property contained in the Mortgage are adequate for purposes of the lien purported to be created by the Mortgage.

Exhibit 4.4(a)

(to Bond Purchase Agreement)

Opinions of Ballard Spahr LLP

1.          The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New Jersey. The Company is qualified to do business as a foreign corporation under the laws of the Commonwealth of Pennsylvania.

2.          The Company has corporate power and authority to own or lease and operate its properties and to conduct its business as described in the Disclosure Documents and to enter into and perform its obligations under the Purchase Agreement.

3.          The Purchase Agreement has been duly authorized, executed and delivered by the Company (insofar as the validity of such execution and delivery is governed by the laws of the State of New Jersey).

4.          The Mortgage has been duly authorized, executed and delivered by the Company (insofar as the validity of such execution and delivery is governed by the laws of the State of New Jersey). The Mortgage constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting mortgagees’ and other creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Mortgage.

5.          The Bonds are in the form contemplated by the Mortgage, have been duly authorized and executed by the Company (insofar as the validity of such execution is governed by the laws of the State of New Jersey), and when the Bonds have been (i) authenticated and delivered by the Trustee under the Mortgage and (ii) issued and delivered by the Company against payment of the purchase price therefor as provided in the Purchase Agreement, the Bonds will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Mortgage (except as set forth in the Bonds) ratably with the bonds of other series outstanding thereunder.

6.          The New Jersey Board of Public Utilities has entered an order authorizing the Company to issue and sell the Bonds as contemplated by the Purchase Agreement; and to our knowledge, no proceeding has been initiated upon appeal from or to review the effectiveness of such order. No other consent, approval, authorization or order of, or filing with, any state commission or regulatory authority or of any federal commission or regulatory authority, or of any other governmental agency or body is required for the consummation of the transactions contemplated by the Purchase Agreement in connection with the offering, issuance, sale or delivery of the Bonds by the Company, except as may be required under the blue sky or securities laws of any jurisdiction, as to which no opinion is rendered.

7.          The Mortgage constitutes a valid mortgage lien of record upon all real property presently owned by the Company described therein as subject to the lien thereof (other than properties expressly excepted therefrom, properties properly released from the lien thereof pursuant to the terms thereof and substantially all of the Company’s leaseholds), and the Bonds are secured by a valid and, to the extent that it may be perfected by filing under the Uniform Commercial Code, a perfected security interest in such of the personal property of the Company as is described in the Mortgage, whether such personal property is

Exhibit 4.4(B)

(to Bond Purchase Agreement)

now owned or hereinafter acquired by the Company (other than properties expressly excepted therefrom; properties released from the security interest created thereby; “proceeds” as defined in the Uniform Commercial Code to the extent limited by the terms of Section 9315 of the Uniform Commercial Code; after-acquired property subject to Section 552 of the Federal Bankruptcy Code; property sold to a buyer in the ordinary course of business, licensed to a licensee in the ordinary course of business or leased to a lessee in the ordinary course of business; insurance policies (except to the extent that payments thereunder are “proceeds”, as defined in the Uniform Commercial Code); and contract rights or general intangibles which by their terms, or by law, are not assignable). Such counsel may acknowledge that it expresses no opinion as to any actions that may be required to be taken periodically under the Uniform Commercial Code or other applicable law in order for the validity or perfection of any security interest to be maintained.

2

Opinions of Covington & Burling LLP, Counsel for the Company

[C&B Letterhead]

December 8, 2015

The Purchasers of Atlantic City Electric Company

First Mortgage Bonds, 3.50% Series due December 1, 2025

named in Schedule I attached hereto (collectively, the “Purchasers”)

Ladies and Gentlemen:

We have acted as special counsel to Atlantic City Electric Company, a New Jersey corporation (the “Company”), in connection with the issuance and sale by the Company of $150,000,000 in aggregate principal amount of First Mortgage Bonds, 3.50% Series due December 1, 2025 (the “Bonds”) pursuant to the Bond Purchase Agreement, dated December 1, 2015 (the “Bond Purchase Agreement”), among the Company and the Purchasers. The Bonds will be issued under the Mortgage and Deed of Trust, dated as of January 15, 1937, from the Company to The Bank of New York Mellon (as successor to Irving Trust Company), as trustee (the “Trustee”), as amended and supplemented by various supplemental indentures, including that certain Indenture Supplemental to the Mortgage and Deed of Trust, dated as of December 1, 2015 (the “Supplemental Indenture”), establishing the terms of the Bonds (such Mortgage and Deed of Trust, as so amended and supplemented, the “Mortgage”). This opinion is being delivered to you in accordance with Section [4.4(c)] of the Bond Purchase Agreement. Unless otherwise defined herein, capitalized terms used herein have the respective meanings provided in the Bond Purchase Agreement.

We have reviewed (i) the Bond Purchase Agreement, (ii) the Mortgage and (iii) the Bonds. We also have reviewed such corporate records, certificates and other documents, and such questions of law, as we have deemed necessary or appropriate for the purposes of rendering this opinion.

We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic and that all copies of documents submitted to us conform to the originals. We have assumed further that (i) the Company is a corporation duly organized, validly existing and in good standing under the law of the State of New Jersey and has all legal right, power and authority and has obtained all authorizations and approvals of governmental authorities necessary (A) to issue and sell the Bonds and (B) to execute, deliver and perform its obligations under the Bond Purchase Agreement, the Mortgage and the Bonds, (ii) the issuance and sale of the Bonds and the execution and delivery of, and the performance by the Company of its obligations under, the Bond Purchase Agreement, the Mortgage and the Bonds have been duly authorized by the Company, (iii) the Bonds have been duly executed by the Company (except to the extent that the execution and delivery thereof is governed by the law of the State of New York) and, upon issuance, will constitute valid securities within the meaning of Section 12A:8-110a(1) of the New Jersey Uniform Commercial Code, (iv) the Bond Purchase Agreement and the Supplemental Indenture have been duly executed and delivered by the Company (except to the extent that the execution and delivery thereof is governed by the law of the State of New York), (v) the Mortgage (excluding the Supplemental Indenture) has been duly executed and delivered by the Company, (vi) the Mortgage and the Bonds constitute valid and binding obligations of the Company and are enforceable against the Company in accordance with their terms under the law of the State of New Jersey and (vii) the representations and warranties of the Purchasers made in Section [6] of the Bond Purchase Agreement and the representations and warranties of the Company made in Section [5.13] of the Bond Purchase Agreement are true and correct.

Exhibit 4.4(C)

(to Bond Purchase Agreement)

We have made no investigation for the purpose of verifying the assumptions set forth herein.

We have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that, insofar as the law of the State of New York and, to the extent expressly referred to herein, the federal securities laws of the United States are concerned:

1.             The Bond Purchase Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

2.             The Supplemental Indenture has been duly executed and delivered by the Company.

3.             The Mortgage constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles and except to the extent that the law of the jurisdictions in which the mortgaged property is located may limit or deny certain remedial provisions of the Mortgage.

4.             The Bonds are in the form contemplated by the Mortgage and have been duly executed by the Company, and when the Bonds have been (A) duly authenticated and delivered by the Trustee under the Mortgage and (B) issued and delivered by the Company against payment of the purchase price therefor as provided in the Bond Purchase Agreement, the Bonds will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and will be entitled to the benefits of the Mortgage.

5.             Based upon and assuming the accuracy of the representations and warranties set forth in the Bond Purchase Agreement, it is not necessary in connection with the issuance and sale to the Purchasers of the Bonds pursuant to the Bond Purchase Agreement to register the Bonds under the Securities Act of 1933 or to qualify an indenture under the Trust Indenture Act of 1939.

6.             The Company is not, and upon the issuance and sale of the Bonds as herein contemplated and the application of the net proceeds therefrom as described in the Purchase Agreement will not be, required to register as an “investment company” or be an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

7.          Neither the issuance and the sale of the Bonds by the Company nor the use of the proceeds thereof as described in Section 5.14 of the Bond Purchase Agreement violates Regulation X of the Board of Governors of the Federal Reserve System or will cause any of the Purchasers to violate Regulation U of the Board of Governors of the Federal Reserve System to the extent any of them may be subject thereto.

 2

Our opinions in paragraphs 1, 3, 4 and 7 above are subject to the following limitations and qualifications:

(a)          We express no opinion as to:

(i)	waivers of defenses or other rights or benefits bestowed by operation of law;

(ii)	releases or waivers of unmatured claims or rights;

(iii)	provisions requiring amendments and waivers to be in writing;

(iv)	provisions making notices effective even if not actually received; or

(v)	provisions purporting to make a party’s determination conclusive.

(b)          We express no opinion as to (i) the ownership of or title to any property, or as to the adequacy of any description of property or (ii) any security interest or lien or the perfection or priority thereof.

(c)          The enforceability of rights and remedies purported to be granted to the Trustee and the holders of the Bonds under the Mortgage may be limited by applicable law, but those limitations (exclusive of the matters referred to in the other qualifications set forth herein) do not make the rights and remedies afforded under the Mortgage inadequate for the practical realization of the principal benefits intended to be provided by the Mortgage.

(d)          We express no opinion as to Regulation X of the Board of Governors of the Federal Reserve System with respect to any Purchaser that is a “creditor” within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, or that is a foreign branch of a broker-dealer.

We are members of the bars of the District of Columbia and the State of New York. We do not express any opinion herein on any laws other than the law of the State of New York and, to the extent expressly referred to herein, the federal securities laws of the United States. We are not expressing an opinion as to whether the validity and enforceability of the Mortgage and the Bonds are or are not governed by the law of the State of New York or by the law of any other jurisdiction.

This opinion is given solely for your benefit and may not be relied upon by any other person without our written consent, except that any institutional investor that becomes a registered holder (a “Holder”), as permitted by the transfer provisions of Section 13 of the Bond Purchase Agreement, of any Bonds purchased by a Purchaser under the Bond Purchase Agreement may rely on this opinion as of its date as if such opinion was addressed to such Holder and delivered to such Holder on the date hereof. This opinion may not be disclosed to any other person without our written consent; provided that the Purchasers may furnish a copy of this letter as required by the National Association of Insurance Commissioners and any state, federal or provincial authority or independent banking or insurance board or body having regulatory jurisdiction over a Purchaser in the exercise of their regulatory due diligence.

Very truly yours,

 3

Schedule I

 4

Form of Opinion of Special Counsel for the Purchasers

1.          The Company is an existing corporation in good standing under the laws of the State of New Jersey.

2.          The Purchase Agreement has been duly authorized, executed and delivered by the Company.

3.          The issuance and sale by the Company of the Bonds have been authorized by the NJBPU.

4.          The Mortgage has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as may be limited by laws relating to or affecting generally the enforcement of mortgagees’ and other creditors’ rights including, without limitation, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting the rights of creditors generally and by general principles of equity, and except, further, that certain remedial provisions of the Mortgage may be limited or denied by the law of the jurisdictions in which the mortgaged property is located.

5.          The Bonds have been duly authorized and executed by the Company; assuming the due authentication and delivery of the Bonds by the Trustee in accordance with the Mortgage, when the Bonds have been issued and delivered by the Company and paid for in accordance with the Purchase Agreement, the Bonds will have been duly issued and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as may be limited by laws and principles of equity of the character referred to in paragraph (4) above, and will be in the form contemplated, and entitled to the benefits provided, by the Mortgage.

6.          No registration of the Bonds under the Securities Act, and no qualification of an indenture under the Trust Indenture Act of 1939, as amended, is required in connection with the offer and sale of the Bonds in the manner contemplated by the Purchase Agreement.

Exhibit 4.4(D)

(to Bond Purchase Agreement)